UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 18, 2005

Jefferies Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14947	95-4719745

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Ave., 12th Floor, New York, New York	10022

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-284-2550

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement

As more fully disclosed under Item 5.02 of this Form 8-K, Mr. John C. Shaw, Jr., a member of our Board of Directors and our President and Chief Operating Officer, informed the Board of Directors of his retirement as of July 18, 2005. In connection with Mr. Shaw’s retirement, the compensation arrangements between Mr. Shaw and us as disclosed under Item 1.01 on a Form 8-K filed with the SEC on January 24, 2005 terminated upon the effective date of Mr. Shaw’s retirement.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Mr. Shaw, a member of our Board of Directors and our President and Chief Operating Officer, informed our Board of Directors on July 18, 2005 of his retirement as of July 18, 2005. We did not enter into any retirement agreements or arrangements with Mr. Shaw. On July 19, 2005, we repurchased 625,000 shares of our common stock from Mr. Shaw at a per share price of $35.40.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jefferies Group, Inc.
Date: July 21, 2005	/s/ Roland T. Kelly
Roland T. Kelly
Assistant Secretary